FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES SHARE REPURCHASE AND ACQUISITION OF ADDITIONAL WORKING INTERESTS IN CHEROKEE PROJECT

San Antonio, Texas (January 7, 2012) – EnerJex Resources, Inc. (OTCMarkets: ENRJ) (“EnerJex” or the “Company”), a domestic onshore oil company, announced today a transaction pursuant to which the Company repurchased 2,000,000 shares of its common stock, representing approximately 3% of its common shares outstanding, and acquired an additional 10% working interest in certain leases covering 7,200 acres in its Cherokee Project located in Eastern Kansas. These leases are primarily undeveloped and were majority owned by EnerJex prior to the completion of this transaction, which closed at year-end with an effective date of November 30, 2012.

The subject leases produce approximately 50 gross barrels of oil per day, and this rate is expected to increase significantly in the near term following a development program which has already been funded and is nearly complete. In addition, these leases offer the potential for hundreds of future drilling locations.

As consideration for this transaction, the Company made a net cash payment of $270,000 at closing and issued a promissory note in the amount of $825,000. The note bears interest at a rate of 0.24% per annum and has scheduled payments of $200,000 due at the end of each of calendar quarter through September 30, 2013, followed by a final payment of $225,000 due on December 31, 2013.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “This transaction demonstrates my strong belief in the value of both EnerJex’s equity and its Cherokee Project. During 2013, the Company’s Board of Directors and I will be focused on unlocking the value of EnerJex’s extensive asset base through accretive transactions and strategic financings, with the goal of increasing per-share value for stockholders.”

About EnerJex Resources, Inc.

EnerJex is a domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to acquire, develop, explore and produce oil properties onshore in the United States. Additional information is available on the Company’s web site at www.enerjex.com.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the acquisition of operating assets and related agreements; any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of the above, are forward-looking statements. Such statements involve risks and uncertainties, including but not limited to: whether acquired properties will produce at levels consistent with management's expectations; market conditions; the ability of EnerJex to obtain financing for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly purchased assets and any newly acquired employees; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the United States Securities and Exchange Commission and our Form 10-Q. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

or

Investor Relations

Equity Market Advisors, LLC

Jack Zedlitz, Managing Advisor

Phone: (405) 230-1182

Email: jz@equitymarketadvisors.com

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM